UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 8, 2020

PDL Community Bancorp

(Exact name of Registrant as Specified in Its Charter)

Federal	001-38224	82-2857928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The NASDAQ Stock Market, LLC

Item 8.01	Other Events

On April 8, 2020, PDL Community Bancorp (the “Company”) announced that its Board of Directors has postponed the Company’s annual meeting of stockholders until such time as the Coronavirus (COVID-19) emergency is declared over or such earlier date as management determines to be practicable consistent with the health, safety and wellbeing of its stockholders and employees. In taking this action the Board noted Presidential Proclamation 9994, dated March 13, 2020, and New York Governor Cuomo’s Executive Order No. 2029, both regarding the COVID-19 emergency.

Management is monitoring the situation and is working on the details of when the annual meeting of stockholders will be scheduled and what form it will take. The Company will provide more information once it is available.

The Company’s focus is on the safety of our stockholders, employees, and communities that we serve. We appreciate your patience and understanding.

A copy of the press release announcing the postponement of the annual meeting of stockholders is attached as Exhibit 99.1 hereto.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated April 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDL Community Bancorp

Date: April 8, 2020	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer